Computershare
 Computershare Investor
Services
250 RoyalI Street
Canton, Massachusetts 02021
 www.computershare.com
May 14, 2007

Patty Villasenor
Claymore Securities, Inc.
2455 Corporate West Drive
Lisle, Illinois 60532

Dear Ms. Villasenor,
As requested, we have
tabulated the vote east at
the Annual Meeting of
Stockholders of Western Asset
/ Claymore U.S. Treasury
Inflation Protected
Securities Fund common stock,
held on May 14, 2007. The
results of this tabulation
are as follows:
We certify that the number of
shares issued, outstanding
and eligible to vote as of
the record date of March 16,
2007 was 29,152,820.5772
shares. We tabulated 103
proxies representing
27,785,180.9783 shares or
95.31 percent of the eligible
voting shares.

1. Election of Class I
Trustees.
Trustee Nominee 		For
		 Withheld
Nicholas Dalmaso
	26,503,207.1033
1,281,973.8750
Michael Larson
	26,629,402.1033
1,155,778.8750
2. Election of Class III
Trustee.
Trustee Nominee		For
		Withheld
R. Jay Gerken
	26,503,610.1033
	1,281,570.8750
Sincerely,
Shannon Susol
Account Administrator